Percent Subjects Resolution of Signs of Uveitis % Subjects Displaying Change to Zero at Week 24 There was at least a 50% difference in each of these measures Anterior Chamber Cells Anterior Chamber Flare Vitreous Haze Active Control Active Control Active Control Exhibit 99.1

Patient Rescue: Kaplan-Meier 85-90% of subjects in the CLS-TA arm were not rescued, while a majority of subjects in the control arm were rescued, before the end of the study Proportion of Patients Not Rescued Time to Rescue (days) CLS-TA Control + Censored